UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2021

METROMILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39484	84-4916134
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

425 Market Street #700
San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(888) 242-5204

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MILE	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	MILEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Restricted Stock Units

On August 7, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Metromile, Inc., awarded restricted stock units (“RSUs”) to certain of its directors and named executive officers under the Metromile, Inc. 2021 Equity Incentive Plan (the “Plan”). Each RSU represents the right to receive one share of common stock of Metromile, Inc. if and when the RSU vests. A total of 378,453 RSUs were awarded to Paw Andersen, Chief Technology Officer and a total of 113,536 RSUs were awarded to Mark Gundacker, Chief People Officer (together, the “Officer Grantees”). The RSUs awarded to each Officer Grantee will generally vest in equal installments quarterly over four years following the Officer Grantee’s vesting start date, subject to continuous service.

Base Salary Increases

On August 7, 2021, the Committee increased the annual base salary of Mr. Andersen to $300,000, effective as of July 1, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2021	METROMILE, INC.

	By:	/s/ Dan Preston
	Name:	Dan Preston
	Title:	Chief Executive Officer

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